Exhibit 99.1

News Release

Contacts:	eBay Press Hotline	John Pluhowski	eBay Investor Relations	Jennifer Ceran

	press@ebay.com	jpluhowski@ebay.com	(408) 376-7493	jceran@ebay.com

eBay Inc. Expects Double-Digit Annual Revenue

and Earnings Growth Over Next Three Years

Company outlines growth plans for its global payments and commerce businesses;

Sees online and offline commerce converging into a seamless “new retail” environment,

dramatically changing how people worldwide shop and pay

San Jose, Calif., – Feb. 10, 2011 – eBay Inc. (NASDAQ: EBAY) today outlined in a company-held meeting for the financial community its three-year growth plans for the company’s global PayPal and eBay Marketplaces businesses. The company projected double-digit annual revenue and earnings growth for 2011-2013, with revenues expected to reach at least $13 billion in 2013 compared to approximately $9 billion in 2010.

The company said it expects that the anticipated revenue growth over the next three-year period will be driven by:

•	Continued strong global momentum at PayPal, the leading online payments provider; and

•	Sustainable, profitable growth at eBay, the world’s leading ecommerce marketplace and a mobile commerce leader.

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Supporting growth in its two core businesses, the company said it intends to accelerate innovation in emerging mobile, local, social and digital commerce trends. The company is a leader in mobile commerce, with more than 30 million downloads of its mobile applications, and eBay mobile gross merchandise volume is expected to double to $4 billion in 2011.

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The company also plans to use its global commerce and payments capabilities to create an open commerce platform. The company intends to accelerate innovation for merchants – from sole proprietors to large retailers. As a global marketplace, eBay connects buyers and sellers – from casual consumer sellers to large retailers – and does not compete as a retailer with its millions of sellers worldwide. Open commerce platform capabilities enabled by eBay will help merchants of all sizes compete in a “new retail” environment where online and offline shopping is converging into a seamless experience. Consumers increasingly expect to be able to shop anytime, anywhere, for the best deals and selection on whatever they want.

“New rules of retail are being written today,” said eBay Inc. President and CEO John Donahoe. “Online and offline commerce are changing and converging, and technology is dramatically influencing how consumers connect, shop and pay. We are at the forefront of shopping innovation. We believe we have core businesses, platforms and assets that strongly position us to compete, win and lead on a global scale. We are confident that we will lead the next generation of commerce.”

Outlook

Based on current business trends and expectations, the company provided the following financial outlook for 2011-2013:

•	Total company revenues are expected to reach $13 billion to $15 billion in 2013, up from $9.2 billion in 2010, led by continued innovation in both of the company’s core businesses.

•	The company expects compound annual non-GAAP earnings growth of 10-14 percent.

•	Free cash flow is anticipated to be between $7.5 billion and $8.5 billion and operating cash flow is expected to be between $10.0 billion and $11.3 billion over the three-year period from 2011-2013.

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PayPal is expected to significantly increase revenue to $6 billion to $7 billion in 2013, driven by consumer preferences, market expansion, and innovation in the areas of mobile, digital, social and local.

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The company’s eBay Marketplaces business is expected to achieve revenues of $7 billion to $8 billion in 2013, driven by technology-led innovation and tailored customer experiences that enable buyers and sellers to connect around the world.

About eBay Inc.

Founded in 1995 in San Jose, Calif., eBay Inc. (NASDAQ:EBAY) connects hundreds of millions of buyers and sellers globally on a daily basis through eBay, the world’s largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. We also reach millions through specialized marketplaces such as StubHub, the world’s largest ticket marketplace, and eBay Classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and our global portfolio of online brands, visit www.ebayinc.com.

Non-GAAP Financial Measure

This press release includes free cash flow, which is defined as a “non-GAAP financial measure” by the Securities and Exchange Commission, or SEC. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of free cash flow to GAAP operating cash flow, see page four included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company’s projected financial outlook for 2011-2013 and the future growth in the Payments and Marketplaces businesses. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and grow its open platform initiative and as new laws and regulations related to financial services companies come into effect; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.ebayinc.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

eBay Inc.

Reconciliation of FY 2011 and FY2011-FY2013 Free Cash Flow (FCF) projection

Reconciliation of Operating Cash Flow to Free Cash Flow

(in Billions)	Twelve Months Ended 31-Dec-2011	3 Years Total FY2011 - FY2013

GAAP operating cash flow	~3.1B	$10B - $11.3B

Purchases of property and equipment, net	~($0.8B)	($2.5B - $2.8B)

Free cash flow	~$2.3B	$7.5B to $8.5B

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